EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with this Quarterly Report on Form 10-Q of 1st Pacific Bancorp (the “Company”) for the period ended September 30, 2008, (this “Report”), Ronald J. Carlson, Acting President and Chief Executive Officer of the Company and James H. Burgess, Executive Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in this Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008

/s/ Ronald J. Carlson
Ronald J. Carlson
Acting President and
Chief Executive Officer

/s/ James H. Burgess
James H. Burgess
Executive Vice President and
Chief Financial Officer